Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Amended Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective May 8, 2017 (abolish Class B shares for Voya Large-Cap Growth Fund, and Voya SmallCap Opportunities Fund) – Filed as an Exhibit to Post-Effective Amendment No. 154 to the Registrant’s Registration Statement on Form N-1A filed on November 15, 2017 and incorporated herein by reference.

(a)(2)	Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective May 8, 2017 (abolish Class B shares for Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, and Voya Real Estate Fund) – Filed as an Exhibit to Post-Effective Amendment No. 154 to the Registrant’s Registration Statement on Form N-1A filed on November 15, 2017 and incorporated herein by reference.

(d)(1)	Reduction letter effective October 1, 2017 to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, with regard to Voya Multi-Manager Mid Cap Value Fund for the period from October 1, 2017 through October 1, 2018 – Filed as an Exhibit to Post-Effective Amendment No. 152 to the Registrant’s Registration Statement on Form N-1A filed on September 26, 2017 and incorporated herein by reference.

(d)(2)	Amended Schedule A dated January 1, 2017 to the Amended and Restated Investment Management Agreement, dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Equity Trust and Voya Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 154 to the Registrant’s Registration Statement on Form N-1A filed on November 15, 2017 and incorporated herein by reference.

(d)(3)	Amended Schedule A dated August 1, 2017 to the Amended and Restated Investment Management Agreement, dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Equity Trust and Voya Investments, LLC – Filed as an Exhibit to Post-Effective Amendment No. 152 to the Registrant’s Registration Statement on Form N-1A filed on September 26, 2017 and incorporated herein by reference.

(d)(4)	Amended Schedule A, dated August 1, 2017 to the Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed as an Exhibit to Post-Effective Amendment No. 154 to the Registrant’s Registration Statement on Form N-1A filed on November 15, 2017 and incorporated herein by reference.